Exhibit 3.36

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WELLS REIT II – 4100/4300 WILDWOOD PARKWAY, LLC”, CHANGING ITS NAME FROM “WELLS REIT II – 4100/4300 WILDWOOD PARKWAY, LLC” TO “WELLS REIT II – CORRIDORS III, LLC”, FILED IN THIS OFFICE ON THE FIFTH DAY OF OCTOBER, A.D. 2004, AT 1:37 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State
3851462 8100	AUTHENTICATION:	3392999
040719259	DATE:	10–05–04

State of Delaware Secretary of State Division of Corporations Delivered 02:06 PM 10/05/2004 FILED 01:37 PM 10/05/2004 SRV 040719259 – 3851462 FILE

Certificate of Amendment

to

Certificate of Formation

of

Wells REIT II – 4100/4300 Wildwood Parkway, LLC

It is hereby certified that:

1.         The name of the limited liability company (hereinafter called the “LLC”) is Wells REIT II – 4100/4300 Wildwood Parkway, LLC.

2.         The certificate of formation of the LLC is hereby amended by striking out Article FIRST thereof and by substituting in lieu thereof the following:

“FIRST.	The name of the limited liability company (hereinafter called the “limited liability company”) is Wells REIT II – Corridors III, LLC.

Executed on October 5, 2004.

Wells REIT II – 4100/4300 Wildwood Parkway, LLC

By:	/s/ Peter B. Ross
Peter B. Ross, Authorized Person